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                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                           ----------------------------------

                                         FORM 8-K

                       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                           OF THE SECURITIES EXCHANGE ACT OF 1934



            DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 23, 1999
                                                             (MARCH 11, 1999)


                                   UNITED STATIONERS INC.
                     (Exact name of Registrant as specified in charter)



          DELAWARE                   0-10653                  36-3141189
  (State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
        of incorporation)                                  Identification No.)


              2200 EAST GOLF ROAD                            60016-1267
             DES PLAINES, ILLINOIS                           (Zip code)
    (Address of principal executive offices)


         Registrant's telephone number, including area code:  (847) 699-5000

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ITEM 5.     OTHER EVENTS.

     On March 11, 1999, United Stationers Inc., a Delaware corporation (the "Company"), issued a press release announcing its Board of Directors approved the adoption of a stock repurchase program, subject to senior lender approval, enabling the Company to repurchase up to $50 million in aggregate value of the Company's outstanding shares of common stock, $0.10 par value, in open market and/or privately negotiated transactions. The Company also reported in that press release certain management sales and outlook information.

     The Company announced on March 17, 1999, that it received approval from its senior lenders regarding the repurchase program.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)     EXHIBITS.

     Exhibit 99.1 - Press Release, dated March 11, 1999, announcing adoption of stock repurchase program and commenting on sales and earning outlook.

     Exhibit 99.2 - Press Release, dated March 17, 1999, announcing that the Company received approval for the repurchase program from its senior lenders.





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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  UNITED STATIONERS INC.

Date:  March 19, 1999             By:  /s/ Daniel H. Bushell
                                       ------------------------------
                                       Daniel H. Bushell
                                       Executive Vice President,
                                       Chief Development Officer and
                                       Chief Financial Officer



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                                      EXHIBIT INDEX

   EXHIBIT
    99.1   -   Press Release, dated March 11, 1999, announcing adoption of stock repurchase program and commenting on sales and earnings outlook.

    99.2   -   Press Release, dated March 17, 1999, announcing that the
               Company received approval for its repurchase program from its senior lenders.



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